Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER PURSUANT TO
SECTION 13a-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934
AND 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Dialysis Corporation of America (the “Company”) on Form 10-Q for the third quarter ended September 30, 2004 as filed with the Securities and Exchange Commission on the date therein specified (the “Report”), the undersigned, Stephen W. Everett, Chief Executive Officer and President of the Company, and Don Waite, Vice President of Finance and Chief Financial Officer, certify pursuant to 18 U.S.C. Section 1350 that, to the best of our knowledge:

(1)    The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Stephen W. Everett
STEPHEN W. EVERETT, Chief Executive Officer and President

/s/ Don Waite
DON WAITE, Vice President of Finance and Chief Financial Officer

Dated: November 12, 2004